Exhibit 17

From: Chris Harwell <charwell@lordandlasker.com>
To: John Whitman <johnwhit9756@yahoo.com>; Chris Harwell <charwell@lordandlasker.com>; [additional addresses deleted]
Cc: [deleted]
Sent: Thursday, March 8, 2012 6:34 PM
Subject: Re: Terminations of Board members

Sorry John. I have always been responsive. I do not understand this. There are many, many things you have done that call this to question.

Let's call a board meeting to address this matter before it turns, unnecessarily into a shareholder matter based on your unscrupulous activities.

Best, Chris

From: Chris Harwell <charwell@lordandlasker.com>
To: John Whitman <johnwhit9756@yahoo.com>
Cc: [deleted]
Sent: Thursday, March 8, 2012 7:18 PM
Subject: Re: Terminations of Board members

Thank you for the clarification. Yes, you are indeed the majority shareholder and as such, as I'm sure you're aware, have a fiduciary responsibility. I'll talk with Ed and the Petrella family and be back in touch.

Best, Chris

From: Chris Harwell <charwell@lordandlasker.com>
To: John Whitman <johnwhit9756@yahoo.com>
Sent: Thursday, March 8, 2012 7:32 PM
Subject: Re: Terminations of Board members

Thanks John. We'll be back in touch. Our folks will be interested in the specifics of your suggested reasons for this action.

Best, Chris

From: Chris Harwell <charwell@lordandlasker.com>
To: John Whitman <johnwhit9756@yahoo.com>; Chris Harwell <charwell@lordandlasker.com>
Cc: [deleted]
Sent: Thursday, March 8, 2012 7:41 PM
Subject: Re: Terminations of Board members

As a board member and shareholder, I'll offer my opinion in this regard and solicit the opinions of others. Your actions have oft times been to the detriment of the Company, its brand and reputation.

I have considerable experience in this area.

I'll "let it go" until further notice. We'll be back to you.

Best, Chris

From: "Chris Harwell" <charwell@lordandlasker.com>
Date: Fri, 9 Mar 2012 01:33:02 +0000
To: John Whitman<johnwhit9756@yahoo.com>; [additional addresses deleted]
ReplyTo: charwell@lordandlasker.com
Cc: [deleted]
Subject: Re: DeBartolo Gala

And John, knowing your substance-abuse background, arrests and felony convictions, I caution in using terms like, threats; albeit it may suit you felony folks.

From: Chris Harwell <charwell@lordandlasker.com>;

To: John Whitman <johnwhit9756@yahoo.com[additional addresses deleted]

Cc:  [deleted]

Subject: Bella's

Sent: Fri, Mar 9, 2012 7:26:24 PM

John, I just finished a conference call with my counsel, (and our General Counsel RE matters such as these), ReedSmith.

As we proceed, please give me contact information, with me as a minority shareholder and you as majority, for: Bella's general counsel; your "Entertainment" company's counsel; your personal counsel; Bella's SEC representative counsel and legal representation with regard to any other entity which might be involved in any and all matters pursuant to anything involving you and Bella's

Please get this to me before close of business today.

Best, Chris